Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Dividend Advantage Municipal Fund 2
811-21152
333-100220


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            1,901,239
                      225
   Against
               121,719
                        29
   Abstain
                 43,625
                          5
   Broker Non-Votes
               662,324
                   1,009
      Total
            2,728,907
                   1,268



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,935,561
                      234
   Against
                 88,646
                        23
   Abstain
                 42,376
                          2
   Broker Non-Votes
               662,324
                   1,009
      Total
            2,728,907
                   1,268



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012600.